UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2008
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road, Suite 3000, Southfield, Michigan		48034-8339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 248-353-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On February 26, 2008, Credit Acceptance Corporation (the “Company”) executed a New Bank Addendum (the “Addendum”), dated as of February 26, 2008, to the Fourth Amended and Restated Credit Agreement (the “Revised Credit Agreement”), dated February 7, 2006, by and among the Company, each of the financial institutions parties thereto (collectively, the “Banks”) and Comerica Bank, as Agent for the Banks. The Addendum added a new lender and increased the amount of the facility from $133.5 million to $153.5 million.
Other than described above, there were no material changes to the terms of the facility.
The Addendum is attached as Exhibit 4(f)(102) to this Form 8-K and incorporated herein by reference.
Item 8.01. Other Events.
On February 26, 2008, the Company issued a press release announcing the execution of the Addendum to the Revised Credit Agreement. The press release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

4(f)(102)	New Bank Addendum, dated as of February 26, 2008, to the Fourth Amended and Restated Credit Agreement, dated February 7, 2006, by and among the Company, each of the financial institutions parties thereto (collectively, the “Banks”) and Comerica Bank, as Agent for the Banks.

99.1	Press Release dated February 26, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

By: /s/ Douglas W. Busk

Douglas W. Busk
Treasurer
March 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
4(f)(102)	New Bank Addendum, dated as of February 26, 2008, to the Fourth Amended and Restated Credit Agreement, dated February 7, 2006, by and among the Company, each of the financial institutions parties thereto (collectively, the “Banks”) and Comerica Bank, as Agent for the Banks.

99.1	Press Release dated February 26, 2008.